                                                                  Exhibit 4.02

                              RISK DATA CORPORATION
                             STOCK OPTION AGREEMENT


AGREEMENT made as of the ____ day of _________, 19__, by and between Risk Data Corporation, a California corporation (hereinafter called "Company"), and __________________ (hereinafter called "Optionee").

                                   WITNESSETH:

                                    RECITALS

A. Optionee is an individual who is to render valuable services as a ______________ of the Company.

B. The granted option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422A of the Internal Revenue Code.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to ________ shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term at the option price of $_____ per share (the "Option Price").

2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on ___________, ____ (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5.

3. Option Nontransferable; Exception. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

4. Dates of Exercise. Optionee may, within the specified term of this option and pursuant to the provisions of this Agreement, purchase the Optioned Shares in accordance with the following schedule:

                  (i) Optionee shall not have a vested interest in any of the Optioned Shares for the first six (6) calendar months measured from the Commencement Date (as defined below);

                  (ii) Upon the expiration of the sixth calendar month measured from the Commencement Date, Optionee shall vest in _______ of the Optioned Shares;

                  (iii) Upon the expiration of each calendar month following such first six (6) calendar months measured from the Commencement Date, Optionee shall vest in the number of shares of stock which equals one forty-eighth (1/48) of the Stock (____ shares after the expiration of each such calendar month, as adjusted pursuant to Section 6 hereof);

                  (iv) Accordingly, Optionee shall have a fully vested interest in all the Optioned Shares after forty-eight (48) calendar months measured from the Commencement Date; and

                  (v) "Commencement Date" shall mean _____________, 19__.

5. Accelerated Termination of Option Term. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

                  (i) Except as otherwise provided in subparagraphs (ii), (iii) or (iv) below, should Optionee cease to be an employee of the Company at any time during the option term, then the Optionee shall have up to a three (3) month period commencing with the date of such cessation of employee status, in which to exercise this option for any or all of the Optioned Shares for which this option is at the time of such cessation exercisable, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                  (ii) Should Optionee die while this option is outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of Optioned Shares (if any) for which the option is exercisable on the date of the Optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) the first anniversary of the date of the Optionee's death or (ii) the Expiration Date.

                  (iii) Should Optionee become permanently disabled and cease by reason thereof to be an employee of the Company at any time during the option term, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of employee status) in which to exercise this option for any or all of the Optioned Shares for which this option is exercisable at the time of such cessation of employee status; provided, however, that in no event shall this option be exercised at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months, unable to perform his/her usual duties for the Company. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

6.       Adjustment in Option Shares.

                  (a) In the event any change is made to the Common Stock issuable upon exercise of Optioned Shares under this Agreement by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to the Optionee in the consummation of such merger or business combination if the option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.


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7.       Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the Option Price.

8.       Manner of Exercising Option.

                  (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                           (i) Execute and deliver to the Secretary of the
Company a stock purchase agreement in substantially the form of Exhibit A to this Agreement (the "Purchase Agreement");

                           (ii) In the event Optionee will beneficially own more
than 10,000 shares of the Company's Common Stock after such exercise, Optionee shall enter into a Shareholders Agreement with the Company and certain other shareholders in the form attached hereto as Exhibit "B".

                           (iii) Pay the aggregate option price for the
purchased shares in one or more of the following alternative forms:

                                    (A)   full payment, in cash or cash
                                          equivalents; or

                                    (B)   full payment in shares of Common Stock
                                          of the Company having a Fair Market
                                          Value of the Exercise Date (as such
                                          terms are defined below) equal to the
                                          Option Price; or

                                    (C)   full payment in a combination of
                                          shares of Common Stock of the Company
                                          valued at Fair Market Value on the
                                          Exercise Date and cash or cash
                                          equivalents, equal in the aggregate to
                                          the Option Price; or

                                    (D)   any other form which the Plan
                                          Administrator may, in its discretion,
                                          approve at the time of exercise in
                                          accordance with the provisions of this
                                          Agreement; and

                           (iv) Furnish to the Company appropriate documentation
that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

                  (b) For purposes of Paragraph 8(a) above, the Fair Market Value of a share of Common Stock shall be determined in accordance with subparagraphs (i) through (iii) below, and the Exercise Date shall be the first date on which there shall have been delivered to the Company both (I) the executed Purchase Agreement and (II) the payment of the option price for the purchased shares.

                           (i) If the Common Stock is not on the Exercise Date
listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or if such information is available, the closing selling price) of one share of Common Stock on the Exercise Date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the Exercise Date, then the mean between the highest bid and


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
lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of the Fair Market Value.

                           (ii) If the Common Stock is on the Exercise Date
listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price of one share of Common Stock on the Exercise Date on the stock exchange determined by the Board of Directors to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the Exercise Date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotations exists.

                           (iii) If the Common Stock is on the Exercise Date
neither listed or admitted to trading on any stock exchange nor traded in the over-the-counter market, then the Fair Market Value shall be determined by the Board of Directors after taking into account such factors as the Board of Directors shall deem appropriate, including one or more independent professional appraisals.

                  (c) This option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company. Payment of the option price shall immediately become due and shall accompany the Purchase Agreement. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

                  (d) In no event may this option be exercised for any fractional shares.

9. RIGHTS OF FIRST REFUSAL AND MARKET STAND OFF AGREEMENT. THE OPTIONEE HEREBY AGREES THAT ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE SUCH SHARES AND CERTAIN LIMITATIONS OF DISPOSITION AND THE LIKE IN THE EVENT OF AN UNDERWRITTEN PUBLIC OFFERING, IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT.

10.      Compliance with Laws and Regulations.

                  (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

                  (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

11. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

12. No Employment or Service Contract. Except to the extent the terms of any employment or service contract between the Company and the Optionee may expressly provide otherwise, the Company


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
(or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue Optionee's status as an employee or director for any period of specific duration and may terminate such status at any time, with or without cause.

13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee at the address indicated below Optionee's signature line of this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Withholding. Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee (if any) for the satisfaction of any federal, state or local income tax withholding requirements and federal social security employee tax requirements applicable to the exercise of this option.

15. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

16. Company Powers. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

17. Approvals. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

                                         Company:

                                         RISK DATA CORPORATION, a
                                         California corporation

                                         By:
                                             -------------------------------

                                         Title:
                                               -----------------------------
                                         Address:  801 N. Parkcenter Drive,
                                                   Second Floor
                                                   Santa Ana, CA 92705

                                         Optionee:

                                         -----------------------------------


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                                         Name:
                                              ---------------------------

                                         Address:
                                                 ---------------------------
                                                 ---------------------------
                                                 ---------------------------


                   [Signature Page To Stock Option Agreement]


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
                                  AMENDMENT TO
                              RISK DATA CORPORATION
                             STOCK OPTION AGREEMENT


This Amendment to the Risk Data Corporation Stock Option Agreement ("Amendment"), is made and entered into as of ___________, 19__, by and among Risk Data Corporation, a California corporation (the "Company"), and ________________ ("Optionee").

                                    RECITALS

A. Optionee and the Company entered into the Risk Data Corporation Stock Option Agreement dated ___________, 19__ ("Option Agreement") pursuant to which the Company granted to Optionee options to purchase ________ shares of the Company's common stock.

B. The Company and Optionee hereby desire to amend the Option Agreement as set forth below.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Exhibit "A" of the Option Agreement is hereby replaced in its entirety with the Stock Purchase Agreement attached hereto as Exhibit "A" ("Purchase Agreement"), and the Company and Optionee hereby agree to be bound by the terms and conditions of the Purchase Agreement upon execution thereof as provided in the Option Agreement.

2. Section 8(a) of the Option Agreement is hereby amended to add a new subsection 8(a)(iv) which shall read in its entirety as follows:

         "(iv) In the event Optionee will beneficially own more than 10,000 shares of the Company's Common Stock after such exercise, Optionee shall enter into a Shareholders' Agreement with the Company and certain other shareholders in the form attached hereto as Exhibit "B"."

3. The Option Agreement is hereby amended to add a new Exhibit "B" ("Shareholders Agreement"), in the form of the Shareholders Agreement attached hereto as Exhibit "B".

4. Except as amended in the manner described in Sections 1, 2 and 3 above, the Option Agreement shall remain unchanged and shall remain in full force and effect.

5. This Amendment to the Option Agreement shall be construed, in accordance with, and the rights of the parties hereunder shall be governed by, the laws of the State of California without regard to principles of conflict of laws.

6. This Amendment to the Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. This Amendment to the Option Agreement shall be binding upon, and inure to the benefit of, the parties hereto, the respective successors and legal representatives and their permitted assigns.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Option Agreement to be effective as of the date first above written.

                                           RISK DATA CORPORATION,
                                           a California corporation


                                            By:
                                               ---------------------------------
                                               Mark S. Hammond, President



                                               ---------------------------------
                                               [OPTIONEE]





                         [SIGNATURE PAGE TO AMENDMENT TO
                  RISK DATA CORPORATION STOCK OPTION AGREEMENT]

                              RISK DATA CORPORATION
                            STOCK PURCHASE AGREEMENT
                              (Exercise of Option)


         This Agreement is made as of this ____ day of ______________, ___, by and among Risk Data Corporation, a California corporation ("Corporation"), _______________________, the holder of a stock option pursuant to a Non-Qualified Stock Option Agreement ("Optionee"), and _____________________, the Optionee's spouse.


                                 I.                           EXERCISE OF OPTION


         1.1 Exercise. Optionee hereby purchases _____ shares of Common Stock of the Corporation ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on ___________, ____ ("Grant Date") to purchase up to ______________ shares of the Corporation's Common Stock ("Total Purchasable Shares") at an option price of $_____ per share ("Option Price").


         1.2 Payment. Concurrently with the delivery of this Agreement to the Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option ("Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.


                         II. INVESTMENT REPRESENTATIONS


         2.1 Investment Intent. Optionee hereby warrants and represents that Optionee is acquiring the Purchased Shares for Optionee's own account and not with a view to their resale or distribution and that Optionee is prepared to hold the Purchased Shares for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Purchased Shares. Optionee hereby acknowledges the fact that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that the Corporation is issuing the Purchased Shares to Optionee in reliance on the representations made by Optionee herein.


         2.2 Restricted Securities. Optionee hereby confirms that Optionee has been informed that the Purchased Shares may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Should Rule 144 subsequently become available, Optionee is aware that any sale of the Purchased Shares effected pursuant to the Rule may, depending upon the status of Optionee as an "affiliate" or "non-affiliate" under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Purchased Shares be sold pursuant to the Rule until Optionee has held the Purchased Shares for the requisite holding period following payment in cash of the Option Price for the Purchased Shares.

         2.3 Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 3.1) unless and until:


                  (a) Optionee shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;


                  (b) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares (including, without limitation, the requirements imposed under Article IV and by Section 7.7 of this Agreement);


                  (c) Optionee shall have provided the Corporation with written assurances from the Optionee and the opinion of the Corporation's counsel (at the Corporation's expense), in form and substance reasonably satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

                  The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article II or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.


         2.4 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF
         (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT,
         (B) A 'NO ACTION' LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (C) SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER."


         2.5 Shareholder Rights. Until such time as the Corporation actually exercises its repurchase rights under this Agreement, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Article III and Section 7.7.


                           III. TRANSFER RESTRICTIONS

         3.1 Restriction on Transfer. Optionee shall not transfer, sell or otherwise dispose of the Purchased Shares prior to the fifth anniversary of the Grant Date. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the Corporation's First Refusal Right under Article IV. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of intestate succession, or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.


         3.2 Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by each and every of the provisions of this Agreement and that the transferred shares are subject to the Corporation's First Refusal Right and Purchase Option granted hereunder and the market stand-off obligations set forth in Section 7.7, to the same extent such shares would be so subject if retained by the Optionee.


         3.3 Definition of Owner. For purposes of Article IV of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 3.1.


                           IV. RIGHT OF FIRST REFUSAL


         4.1 Grant. The Corporation is hereby granted the right of first refusal ("First Refusal Right"), exercisable in connection with any proposed sale or other transfer of the Purchased Shares. For purposes of this Article IV, the term "transfer" shall include any assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 3.1.


         4.2 Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Article IV, the "Target Shares"), Owner shall promptly (i) deliver to the Secretary of the Corporation written notice (the "Disposition Notice") of the offer and the basic terms and conditions thereof, including the proposed purchase price, and (ii) provide satisfactory proof that the disposition of the Target Shares to the third-party offeror would not be in contravention of the representations made by Optionee in Article II of this Agreement.

         4.3 Exercise of Right. The Corporation (or its assignees) shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to Owner prior to the expiration of the thirty (30) day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than thirty (30) days thereafter; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. The Target Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Corporation's Common Stock. However, should the purchase price specified in the notice of intended disposition be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. Notwithstanding any other provision hereof, the closing shall then be held on the later of (i) the 30th day following the Corporation's (or its assignees') exercise of its repurchase rights hereunder or
(ii) the 15th day after such cash valuation shall have been made.


         4.4      Assignment; Non-Exercise of Right.

                  (a) Assignment to Series A Holders. In the event the Corporation chooses not to, or is unable to, exercise its right of first refusal hereunder, and does not assign such right to another director or employee of the Corporation, then the Corporation shall assign such right to the holders of Series A Preferred Stock ("Series A Holders"), on a pro rata basis, or any other basis agreed upon by the Corporation and the Series A Holders, within fifteen
(15) days following receipt of the Disposition Notice.

                  (b) Non-Exercise of Right. In the event the Corporation (or its assignees) does not exercise its right of first refusal hereunder by delivery of the Exercise Notice to Owner within thirty (30) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of fifteen (15) days thereafter in which to sell or otherwise dispose of the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the representations made by the Optionee in
Article II of this Agreement. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Agreement (including the Corporation's First Refusal Right hereunder). In the event Owner does not sell or otherwise dispose of the Target Shares within the specified fifteen (15) day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 4.7.

         4.5 Partial Exercise of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:


                  (i) sale or other disposition of all the Target Shares to a third-party purchaser in compliance with the requirements of paragraph 4.4, as if the Corporation did not exercise the First Refusal Right hereunder; or


                  (ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 4.3.


                  Failure of Owner to deliver timely notification to the Corporation (or its assignees) under this paragraph 4.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.


         4.6      Recapitalization.


                  (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right and Purchase Option hereunder, but only to the extent the Purchased Shares are at the time covered by such rights.


                  (b) In the event of any of the following transactions (a "Corporate Transaction"):


                           (i) a merger or acquisition in which the Corporation
is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,


                           (ii) the sale, transfer or other disposition of all
or substantially all of the assets of the Corporation or

                           (iii) any other corporate reorganization or business
combination in which fifty percent (50%) or more of the outstanding voting stock of the Corporation is transferred to different holders in a single transaction of the Corporation or a series of related transactions, then the Corporation's First Refusal Right, Purchase Option shall, to the extent the lapse provisions of Section 4.7 are not otherwise applicable, remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such rights.


         4.7 Lapse. The First Refusal Right under this Article IV and the Purchase Option under Article V shall lapse and cease to have effect upon the earliest of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets or fifty percent (50%) or more of the Corporation's outstanding voting stock for cash consideration or freely tradeable securities, (iii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock or
(iv) the closing of a bona fide, firm commitment underwritten public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, resulting in aggregate proceeds to the Corporation of at least $5,000,000 at a public offering price of more than $5.00 per share, adjusted to reflect any stock dividend, stock split or other recapitalization of the Corporation effected after the date of this Agreement.

                               V. PURCHASE OPTION

         5.1 Corporate Option. In the event Optionee ceases to be a Service Provider of the Corporation, the Corporation shall have a right to purchase the Purchased Shares at the Fair Market Value (as defined below) of such shares. The Corporation shall exercise its repurchase right hereunder by delivery of written notice to Optionee within 30 days of the Termination Date. The payment of the purchase price by the Corporation and the delivery of the stock certificates by the Optionee shall occur at a time and place mutually agreed by the parties within 15 days of the receipt of notice by Optionee of the Corporation's exercise of its Purchase Option.

         5.2 Series A Holder's Option. In the event the Corporation chooses not to, or is unable to, exercise its repurchase right hereunder, and does not assign such option to another employee or director of the Corporation, then the Corporation shall assign its repurchase right to the Series A Holders on a pro rata basis, or any other basis agreed upon by the Corporation and the Series A Holders, within 15 days after the Termination Date. In such event, the Series A Holders shall have all of the rights set forth in Section 5.1 above.

         5.3 Lapse of Option. In the event that neither the Corporation nor its assigness, including the Series A Holders do not exercise their respective repurchase rights within 30 days after the Termination Date, all such repurchase rights provided hereunder shall lapse.

         5.4 Definitions. As used herein, the following terms shall be defined:

                  (i) "Termination Date" shall mean the date upon which Optionee first ceases to be Service Provider of the Corporation, whether due to termination, resignation, death, disability or any other reason; and

                  (ii) "Fair Market Value" shall be determined by the Corporation's Board of Directors in good faith as of the Termination Date; provided, however, that if Optionee objects to such determination, the Fair Market Value shall be determined by a qualified independent appraiser ("Appraiser") mutually agreed upon by Optionee and the Board of Directors. In the event the parties are unable to agree on a single Appraiser, then either party may apply to San Diego Superior Court (pursuant to a petition to compel arbitration) for the appointment of a single Appraiser in accordance with the California Code of Civil Procedure. The determination of the Appraiser shall be final and binding on the Optionee and the Corporation, and the costs and expenses of such appraisal shall be borne equally by the Corporation and Optionee.

                             VI. GENERAL PROVISIONS.

         6.1 Assignment. Subject to the prior assignment rights of the Series A Holders hereunder, the Corporation may assign its First Refusal Right under
Article IV and/or its Purchase Option rights under Article VI to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

         6.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:


                  (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                  (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         6.3 No Employment or Service Contract. Except to the extent the terms of any written employment or service contract with the Optionee may expressly provide otherwise, the Corporation (or any parent or subsidiary corporation employing or retaining Optionee) is under no obligation to continue the Service Provider status of Optionee for any period of specific duration and may terminate such Service Provider status at any time, with or without cause. For purposes of this Agreement, the Optionee shall be deemed to be a Service Provider to the Corporation for so long as the Optionee renders periodic services to the Corporation or one or more of its parent or subsidiary corporations, whether as an employee, non-employee member of the Board of Directors, or an independent non-employee consultant.

         6.4 Notices. Any notice required in connection with (i) the First Refusal Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by 10 days advance written notice under this paragraph 6.4 to all other parties to this Agreement.

         6.5 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article IV, shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

         6.6 Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         6.7 Legend. All certificates representing the Purchased Shares shall be endorsed with the following legend:

         "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT, DATED ___________, 19___, AS AMENDED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL TO THE CORPORATION (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES AND IMPOSES CERTAIN OTHER RESTRICTIONS ON TRANSFER. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

                         VII. MISCELLANEOUS PROVISIONS.

         7.1 Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

         7.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

         7.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

         7.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         7.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

         7.6 Power of Attorney. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

         7.7 Market Stand-Off Obligations. Notwithstanding any other provisions hereof, in the event that the Optionee is an officer or director of the Corporation, Optionee hereby agrees that during the period of duration specified by the Corporation and an underwriter of common stock or other securities of the Corporation, following the effective date of a registration statement of the Corporation filed under the Securities Act of 1933 (the "Act"), Optionee shall not, to the extent requested by the Corporation and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by Optionee at any time during such period (including the Purchased Shares) except common stock included in such registration; provided, however that:

                  (a) such agreement shall be applicable only to the first such registration statement of the Corporation which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all officers and directors of the Corporation enter into similar agreements.

                  In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the registrable securities of the Optionee (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                               Company:

                               RISK DATA CORPORATION,
                               a California corporation



                               By:
                                  ----------------------------------------------

                               Title:
                                     -------------------------------------------

                               Address:           Two Venture Plaza
                                                  Suite 400
                                                  Irvine, CA 92718-3331



                                                  Optionee:

                                                  ------------------------------
                                                  Address:


                                                  Optionee's Spouse:




                                                   -----------------------------
                                                   Address:










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